H. Patrick Dee Chief Operating Officer (505) 241-7102	Michael R. Stanford President & CEO (505) 241-7155

NEWS RELEASE

FIRST STATE ANNOUNCES RETENTION OF KEEFE, BRUYETTE & WOODS AS FINANCIAL ADVISOR

Albuquerque, N.M. - August 5, 2009 - First State Bancorporation ("First State") (NASDAQ:FSNM) announced today the retention of Keefe, Bruyette & Woods ("KBW") as a financial advisor to the Corporation for the review of strategic alternatives to enhance shareholder value, including the possibility of entering into a business combination with a strategic partner. First State further stated that there can be no assurance that the review of strategic alternatives will result in First State pursuing any particular transaction or strategy, or if it pursues any such transaction or strategy, that it will be completed. First State does not expect to make further public comment regarding the review until the Board of Directors has approved a specific transaction or otherwise deems disclosure of significant developments is appropriate.

"Although our bank is well capitalized and has $79 million in our allowance for loan losses that is not included in our capital calculation, we believe it is in our shareholders' best interest to consider various strategic alternatives," stated Michael R. Stanford, President and Chief Executive Officer. "KBW's expertise and counsel will be extremely valuable in our analysis and assessment of these alternatives for our company. KBW has worked closely with our company since 1997, are very familiar with our operations and are extremely well qualified to assist us in this process," continued Stanford.

First State Bancorporation is a New Mexico based commercial bank holding company (NASDAQ:FSNM). First State provides services, through its subsidiary First Community Bank, to customers from a total of 40 branches located in New Mexico and Arizona. On Wednesday, August 5, 2009, First State's stock closed at $1.12 per share.

Certain statements in this news release are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). These statements are based on management's current expectations or predictions of future results or events. We make these forward-looking statements in reliance on the safe harbor provisions provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this news release which relate to performance, development or activities that we expect or anticipate will or may happen in the future, are forward looking statements. The discussions regarding our growth strategy, expansion of operations in our markets, acquisitions, dispositions, competition, loan and deposit growth, timing of new branch openings, capital expectations, and response to consolidation in the banking industry include forward-looking statements. Other forward-looking statements may be identified by the use of forward-looking words such as "believe," "expect," "may," "might," "will," "should," "seek," "could," "approximately," "intend," "plan," "estimate," or "anticipate" or the negative of those words or other similar expressions.

Forward-looking statements involve inherent risks and uncertainties and are based on numerous assumptions. They are not guarantees of future performance. A number of important factors could cause actual results to differ materially from those in the forward-looking statement. Some factors include changes in interest rates, local business conditions, government regulations, loss of key personnel or inability to hire suitable personnel, faster or slower than anticipated growth, economic conditions, our competitors' responses to our marketing strategy or new competitive conditions, and competition in the geographic and business areas in which we conduct our operations. Forward-looking statements contained herein are made only as of the date made, and we do not undertake any obligation to update them to reflect events or circumstances after the date of this report to reflect the occurrence of unanticipated events.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. These factors are included in our Form 10-K for the period ended December 31, 2008, as filed with the Securities and Exchange Commission.

First State's news releases and filings with the Securities and Exchange Commission are available through the Investor Relations section of First State's website at www.fcbnm.com.